UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2012

Commission File Number: 0-25662

ANADIGICS, Inc.
(Exact name of registrant as specified in its charter)
Delaware	22-2582106
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

141 Mt. Bethel Road, Warren, NJ	07059
(Address of prinicipal executive offices)	(Zip Code)

908-668-5000
(Registrants telephone number, including area code)

Item 2.02 Results of Operations and Financial Condition

On July 30, 2012, ANADIGICS, Inc. (“ANADIGICS”) is issuing a press release and holding a conference call announcing its financial results for the second quarter 2012. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K. The information in this Form 8-K and the Exhibit attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Use of Non-GAAP Financial Measures

The attached press release includes financial measures that are not in accordance with GAAP, consisting of non-GAAP net income or loss and non-GAAP income or loss per share. Management uses non-GAAP net income or loss and non-GAAP income or loss per share to evaluate the Company's operating and financial performance in light of business objectives, for planning purposes, when publicly providing our business outlook and to facilitate period-to-period comparisons. ANADIGICS believes that these measures are useful to investors because they enhance investors' ability to review the Company's business from the same perspective as the Company's management and facilitate comparisons of this period's results with prior periods. These non-GAAP measures exclude amounts related to stock-based compensation, marketable securities’ adjustments, restructuring, and management separation charges.  Non-GAAP measures are used by some investors when assessing the ongoing operating and financial performance of our Company.  These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Management acknowledges that stock-based compensation is a recurring cost and is an important part of our employee’s compensation and impacts their performance. However the expense is non-cash in nature and there are various valuation methodologies and assumptions used in determining stock-based compensation that may be unrelated to operations, such as volatility and current interest rates. The presentation of the additional information should not be considered a substitute for net income or loss or income or loss per share prepared in accordance with GAAP. The primary material limitations associated with the use of non-GAAP measures as compared to the most directly comparable GAAP financial measures are (i) they may not be comparable to similarly titled measures used by other companies in ANADIGICS industry, and (ii) they exclude financial information that some may consider important in evaluating our performance.

Pursuant to the requirements of Regulation G, ANADIGICS has included a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

99.1  Press Release issued by ANADIGICS, Inc., dated July 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANADIGICS, INC.

Date: July 30, 2012

By: /s/ Terrence G. Gallagher

Name: Terrence G. Gallagher
Title: Vice President and Chief Financial Officer
EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by ANADIGICS, Inc., dated July 30, 2012

ANADIGICS ANNOUNCES SECOND QUARTER 2012 RESULTS

WARREN, N.J., July 30, 2012—ANADIGICS, Inc. (Nasdaq: ANAD), a leading provider of semiconductor solutions in the broadband wireless and wireline communications markets, reported second quarter 2012 net sales of $25.1 million, a decrease of 11.7% sequentially and a decrease of 29.5% from the second quarter of 2011.  GAAP net loss for the second quarter of 2012 was $20.9 million, or ($0.30) per diluted share.  Non-GAAP net loss for the second quarter of 2012, which excludes stock based compensation, adjustments to marketable securities and a restructuring charge, was $17.9 million, or ($0.25) per diluted share.

As of June 30, 2012, cash, cash equivalents and short and long-term marketable securities totaled $73.1 million.

“During the second quarter, ANADIGICS made tremendous strides in executing to its product strategy, exemplified by the introduction of several new products, including the industry-leading ProEficientTM power amplifier family,” said Ron Michels, president & CEO of ANADIGICS. “The commercial success of these new products has been validated by several new design wins and ramping production volumes. Leveraging our differentiated technology, innovative design techniques, and manufacturing prowess, ANADIGICS is now well positioned to target growth areas in the wireless and infrastructure markets.”

“We believe revenues have stabilized and are pleased with the traction we continue to see in the development of our new products” said Terry Gallagher, vice president and CFO. “In continuing our focus on streamlining our cost structure, we recently took actions that will further reduce annualized expenses by over $1 million.”

The statements regarding the Company’s anticipated future performance are forward looking and actual results may differ materially. Please see safe harbor statement at the end of this press release.

This press release includes financial measures that are not in accordance with GAAP, consisting of non-GAAP net income or loss and non-GAAP income or loss per share. Management uses non-GAAP net income or loss and non-GAAP income or loss per share to evaluate the company's operating and financial performance in light of business objectives, for planning purposes, when publicly providing our business outlook and to facilitate period-to-period comparisons. ANADIGICS believes that these measures are useful to investors because they enhance investors' ability to review the company's business from the same perspective as the company's management and facilitate comparisons of this period's results with prior periods. These non-GAAP measures exclude amounts related to stock-based compensation, marketable securities’ adjustments, restructuring, and management separation charges. Non-GAAP measures are used by some investors when assessing the ongoing operating and financial performance of our Company. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Management acknowledges that stock-based compensation is a recurring cost and is an important part of our employee’s compensation and impacts their performance. However, the expense is non-cash in nature and there are various valuation methodologies and assumptions used in determining stock-based compensation that may be unrelated to operations, such as volatility and current interest rates. The presentation of the additional information should not be considered a substitute for net income or loss or income or loss per share prepared in accordance with GAAP.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP measures as compared to the most directly comparable GAAP financial measures are (i) they may not be comparable to similarly titled measures used by other companies in ANADIGICS industry, and (ii) they exclude financial information that some may consider important in evaluating our performance. We compensate for these limitations by providing reconciliations of reported net income or loss and income or loss per share to non-GAAP net income or net loss and non-GAAP income or loss per share, respectively, within this press release.

Conference Call

ANADIGICS' senior management will conduct a conference call today at 5:00 PM Eastern Time. A live audio Webcast will be available at www.anadigics.com/investors. A recording of the call will be available approximately two hours after the end of the call on the ANADIGICS Web site or by dialing 855-859-2056 conference ID 96374643 (available until August 6, 2012).

Recent Highlights

July 24 – ANADIGICS Powers Samsung Galaxy S III
June 18 – ANADIGICS Introduces ProEficientTM Power Amplifiers
June 13 – ANADIGICS Expands Family of Small-Cell Wireless Infrastructure Power Amplifiers
May 29 - ANADIGICS Appoints Tim Laverick as Vice President, Infrastructure Products and Robert Bayruns as Chief Technology Officer
May 23 - ANADIGICS Powers Huawei Honor
May 21 - ANADIGICS Powers Several New ZTE Smartphones
May 7 - ANADIGICS Powers NEC Medias

About ANADIGICS, Inc.

ANADIGICS, Inc. (NASDAQ: ANAD) delivers integrated radio frequency (RF) solutions that OEMs and ODMs demand to optimize the performance of wireless, broadband and cable applications across all major networks and standards. ANADIGICS features a diverse portfolio of highly linear, highly efficient RFICs. Headquartered in Warren, NJ, the company's award-winning products include power amplifiers, tuner integrated circuits, active splitters, line amplifiers and other components that can be purchased individually or packaged as integrated RF and front-end modules. For more information, visit www.anadigics.com.

Safe Harbor Statement

Except for historical information contained herein, this press release contains projections and other forward-looking statements (as that term is defined in the Securities Exchange Act of 1934, as amended). These projections and forward-looking statements reflect the Company's current views with respect to future events and financial performance and can generally be identified as such because the context of the statement will include words such as "believe", "anticipate", "expect", or words of similar import. Similarly, statements that describe our future plans, objectives, estimates or goals are forward-looking statements. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results and developments could differ materially from those projected as a result of certain factors. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause results to differ materially from those expressed or implied by such forward-looking statements. Further, all statements, other than statements of historical fact, are statements that could be deemed forward-looking statements.  We assume no obligation and do not intend to update these forward-looking statements, except as may be required by law.Important factors that could cause actual results and developments to be materially different from those expressed or implied by such projections and forward-looking statements include those factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2011, and those discussed elsewhere herein.

ANADIGICS, INC.
Consolidated Statements of Operations
(Amounts in thousands, except per share amounts, unaudited)

	Three months ended		Six months ended
	June 30, 2012	July 2, 2011	June 30, 2012	July 2, 2011

Net sales	$ 25,099	$35,583	$53,525	$79,046
Cost of sales	27,296	29,044	54,043	60,347
Gross (loss) profit	(2,197)	6,539	(518)	18,699
Research and development expenses	11,310	11,340	22,924	24,913
Selling and administrative expenses	6,321	7,329	13,176	16,765
Restructuring charges	1,239	1,047	1,733	1,047
Operating loss	(21,067)	(13,177)	(38,351)	(24,026)
Interest income	133	131	283	272
Interest expense	-	(8)	-	(25)
Other income, net	1	-	1,315	51
Net loss	$ (20,933)	($13,054)	$(36,753)	($23,728)

Net loss per share
Basic and diluted	$ (0.30)	($0.19)	$(0.52)	($0.35)

Basic and dilutive shares outstanding	70,747	67,616	70,208	67,327

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

GAAP net loss	$ (20,933)	$ (13,054)	$(36,753)	$ (23,728)
Stock compensation expense (excluding Restructuring and Management separation charges)
Cost of sales	312	593	529	1,203
Research and development	574	727	986	1,705
Selling and administrative	910	1,336	2,007	2,554
Management separation charges
Research and development (1)	-	-	-	838
Selling and administrative (1)	-	-	-	2,111
Marketable securities redemptions and accretion (2)	(30)	(46)	(1,336)	(121)
Restructuring charges (1)	1,239	1,047	1,733	1,047
Non-GAAP net loss	$ (17,928)	$ (9,397)	$(32,834)	$ (14,391)

Non-GAAP loss per share (*)
Basic and diluted	($0.25)	($0.14)	$(0.47)	($0.21)

(*) Calculated using related GAAP shares outstanding

(1) Management separation charges for six months ended July 2, 2011 includes non-cash stock compensation of
$568 and $116 in Research and development and Selling and administrative, respectively. Restructuring charges include non-cash stock compensation of $16 and $65 for the three and six months ended June 30, 2012, respectively.

(2) Marketable securities adjustments include realized gains upon redemptions and interest accretion.

ANADIGICS, INC.
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	June 30, 2012	December 31, 2011 (*)
Assets	Unaudited

Current assets:
Cash and cash equivalents	$17,163	$32,695
Marketable securities	32,095	24,127
Accounts receivable	12,789	17,329
Inventory	17,610	19,733
Prepaid expenses and other current assets	4,203	3,198
Total current assets	83,860	97,082

Marketable securities	23,813	36,756
Plant and equipment, net	48,405	54,724
Other assets	266	239
	$156,344	$188,801

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$12,134	$11,905
Accrued liabilities	6,223	7,946
Accrued restructuring costs	232	-
Total current liabilities	18,589	19,851

Other long-term liabilities	2,223	2,425

Stockholders’ equity	135,532	166,525
	$156,344	$188,801

(*) The condensed balance sheet at December 31, 2011 has been derived from the audited financial statements at such date but does not include all the information and footnotes required by U.S.
generally accepted accounting principles for complete financial statements.